UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2007

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33127	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c). On June 15, 2007, the Board of Directors of Trans-India Acquisition Corporation (the “Company”) appointed Cliff Haigler as Chief Financial Officer of the Company, effective June 15, 2007. Cliff Haigler, CFA, age 51, has served and continues to serve as the President of Haigler Investments, a consulting services firm to various corporations in a range of industries since 1995. Mr. Haigler has served and continues to serve as the Chief Financial Officer of Business Ventures Corp, a special situations venture capital firm since 1995. From 1995 through present, Mr. Haigler, in his capacity as President of Haigler Investments and Chief Financial Officer of Business Ventures Corp., has worked on numerous transactions involving initial public offerings, acquisitions and consolidations. From August 2005 to April of 2006, Mr. Haigler served as the Chief Financial Officer of Digital Music Group, Inc. from formation though the initial public offering on NASDAQ. Mr. Haigler was also a co-founder of Digital Music Group, Inc. From October 2004 to August 2005, Mr. Haigler was Senior Vice President of Strategic Business Development for Mphasis Corporation, one of India’s largest public outsourcing firms serving Fortune 500 clients. From February 2004 to September 2004, Mr. Haigler was Chief Financial Officer of Steve and Barry’s University Sportswear, a national apparel retailer. From 1996 through 2000, Mr. Haigler served as a member of the group responsible for the creation and private financing of Centerprise Advisors (now called UHY Advisors), a company formed through the combination of several private accounting and related service companies creating the thirteenth largest accounting firm in the United States. From March of 1997 though February of 1998. Mr. Haigler served as a member of the group responsible for the creation and public financing of Quanta Services, Inc. a company formed through the combination of several private utility infrastructure contractors, which is listed on the New York Stock Exchange. From 1985 to 1995, Mr. Haigler served as an Equity Securities Analyst for securities broker-dealers and money management firms in Houston, Texas and Boston, Massachusetts. Mr. Haigler holds a BA degree in Finance from the University of Texas at Austin and an MBA degree from the Harvard Business School.

On June 15, 2007, the Company, Johnson and Colmar, Haigler Investments and Mr. Haigler entered into a contractor agreement whereby Johnson and Colmar retained Haigler Investments as an independent contractor for Mr. Haigler, on behalf of Haigler Investments, to perform certain financial services and act as Chief Financial Officer and principal financial and accounting officer of the Company. The services performed by Haigler Investments under the contractor agreement will be paid by Johnson and Colmar pursuant to its existing office services agreement with the Company dated July 28, 2006. Mr. Haigler will not receive any compensation directly from the Company for his services.

Mr. Haigler will assume the role of principal financial and accounting officer of the Company, effective June 15, 2007, from Craig Colmar, the Company’s Treasurer and Secretary.

On June 15, 2007, the Company announced the appointment of Cliff Haigler as Chief Financial Officer and principal financial officer and principal accounting officer of the Company. The press release is attached to this report as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Craig Colmar
Name:	Craig Colmar
Title:	Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 15, 2007.